As filed with the Securities and Exchange Commission on June 15, 1999
                                                   Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      UNION NATIONAL FINANCIAL CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

               Pennsylvania                             23-2415179
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

              101 East Main Street
               P. O. Box 567
            Mount Joy, Pennsylvania                        17552
 (Address of principal executive offices)                (Zip Code)


                      UNION NATIONAL FINANCIAL CORPORATION
                  1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)


              Mark D. Gainer
    President and Chief Executive Officer                  Copies To:
     UNION NATIONAL FINANCIAL CORPORATION         Nicholas Bybel, Jr., Esquire
              101 East Main Street                   SHUMAKER WILLIAMS, P.C.
                  P.O. Box 567                         Post Office Box 88
         Mount Joy, Pennsylvania 17552           Harrisburg, Pennsylvania 17108
                 (717) 653-1441                          (717) 763-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


Title of Each Class        Amount         Proposed Maximum     Proposed Maximum
 of Securities to           to be          Offering Price           Aggregate
  be Registered          Registered(1)      Per Share(2)      Offering Price(2)
-------------------------------------------------------------------------------
   Common Stock,
  $0.25 Par Value         60,000              $23.25             $1,395,000
-------------------------------------------------------------------------------

Titleof Each Class          Amount of
 of Securities to          Registration
 be Registered                 Fee
-------------------------------------------------------------------------------
  Common Stock,
   $0.25 Par Value           $387.81
------------------------------------------------------------------------------

(1) Based on the maximum number of shares of Union National Financial Corporation common stock, par value $0.25 per share, ("common stock") authorized for issuance under the plan set forth above. An indeterminate number of shares of common stock as may become issuable by reason of the anti-dilution provisions of the plans are also hereby registered.

(2) Estimated pursuant to Rule 457(c) and (h)(1) solely for the purpose of calculating the amount of the registration fee based upon the average of the high and low prices of the common stock on June 14, 1999, with respect to the shares of common stock issuable under the plans.

                    Page 1 of 25 Sequentially Numbered Pages
                       Index to Exhibits Found on Page 13

                             TO PARTICIPANTS IN THE
                      UNION NATIONAL FINANCIAL CORPORATION
                  1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN

     Union National Financial Corporation files this Registration Statement on Form S-8 to register the Union National common stock issuable pursuant to the Union National Financial Corporation 1999 Independent Directors Stock Option Plan. This prospectus is part of that Registration Statement and consists of certain documents and explanatory memoranda regarding the plan. As allowed by Commission rules, this prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. Some of the information is not physically included in this prospectus but rather is "incorporated by reference" to documents that Union National filed with the Commission. The information that is incorporated by reference consists of the following: (File No. 0-19214)

     (a) Union National's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999;

     (b) Union National's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999;

     (c) Union National's Current Report on Form 8-K filed with the Commission on February 25, 1999;

     (d) description of Union National's common stock that appears in Union National's prospectus filed with the Commission on May 27, 1997, which forms a part of Union National's Registration Statement No. 333-27837 on Form S-8.

     All documents filed by Union National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus and deemed a part of this prospectus from the date of filing.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement.

     Documents incorporated by reference are available without charge to each participant in the plan who requests, a copy of any or all of the documents. In addition, you may obtain all documentation relating to the plan that is required to be delivered to participants pursuant to the rules adopted under the Securities Act of 1933 from Union National. Requests for copies should be addressed verbally or in writing to:

                                 Union National Financial Corporation
                                 Attention: Mark D. Gainer
                                 President and Chief Executive Officer
                                 101 East Main Street
                                 P. O. Box 567
                                 Mount Joy, Pennsylvania 17552
                                 (717) 653-1441


 June 15, 1999

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Union National with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) Union National's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999;

     (b) Union National's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed with the Commission on May 14, 1999;

     (c) Union National's Current Report on Form 8-K filed with the Commission on February 25, 1999;

     (d) description of Union National's common stock that appears in Union National's prospectus filed with the Commission on May 27, 1997, which forms a part of Union National's Registration Statement No. 333-27837 on Form S-8.

     All documents filed by Union National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus are also incorporated by reference into this prospectus and deemed a part of this prospectus from the date of filing.

     Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Commission and incorporated by reference) modifies or is contrary to that previous statement.

     The document(s)  containing the  information  specified in Items 1 and 2 of
Part I of this Form S-8 that will be sent or given to the plan participants, as specified in Rule 428(b)(1) and in accordance with the instructions to Part I of Form S-8, are not filed with the Securities and Exchange Commission as a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to Union National, together with Union National's Bylaws, as amended, provides Union National's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Generally, Articles 23 and 24 of Union National's Bylaws, as amended, provide for indemnification of directors and officers. Aside from matters involving criminal statutes or tax laws, the Bylaws provide that the directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. Union National's officers and directors are entitled to be indemnified if they are named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with Union National provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Union National. Officers and directors of Union National will be presumed to be entitled to this indemnification absent breaches of fiduciary duty, lack of good faith or self-dealing and will be entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     The specific provisions of Pennsylvania corporate law that provide for indemnification of directors and officers are set forth herein. Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the
BCL), (15 Pa. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in Section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

     Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

     (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

     (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or

     (3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

     Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

     Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

     (1) the director has breached or failed to perform the duties of his office under this section; and

     (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The provisions discussed above shall not apply to:

     (1) the responsibility or liability of a director pursuant to any criminal statute; or

     (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

     Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

     Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the shareholders.

     Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

     Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

     Not applicable.

Items 8. Exhibits

     Exhibit No.

          4.1 Articles of Incorporation of Union National Financial Corporation, as amended. (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No. 333-27837 on Form S-8 filed with the Commission on May 27, 1997.)

          4.2 Bylaws of Union National Financial Corporation, as amended. (Incorporated by reference to Exhibit 3(ii) to Registrant's Registration Statement No. 333-27837 on Form S-8 filed with the Commission on May 27, 1997 and to Exhibit 3(ii) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Commission on March 29, 1999.)

          4.3 Union National Financial Corporation 1999 Independent Directors Stock Option Plan.

          5    Opinion of Shumaker Williams, P.C.

          23.1 Consent of Trout, Ebersole & Groff, LLP, Independent Auditors.

          23.2 Consent of Shumaker Williams, P.C. (Contained at Exhibit 5 of this Registration Statement.)

          24   Power  of  Attorney  of  Directors  and  Officers   (Included  on
               Signature Pages.)

Item 9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Mount Joy, Commonwealth of Pennsylvania on June 10, 1999.


                            UNION NATIONAL FINANCIAL CORPORATION


                            By: /s/ Mark D. Gainer
                                    Mark D. Gainer,
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Gainer and Clement M. Hoober, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Name                    Capacity                          Date

/s/ Donald H. Wolgemuth          Chairman of the Board           June 10, 1999
-----------------------------    of Directors
Donald H. Wolgemuth

/s/ Mark D. Gainer               President and Chief Executive   June 10, 1999
-----------------------------    Officer and Director
Mark D. Gainer                   (Principal Executive Officer)


/s/ Clement M. Hoober            Chief Financial Officer         June 10, 1999
-----------------------------
Clement M. Hoober                (Principal Financial
                                 and Accounting
                                 Officer)


/s/ Franklin R. Eichler          Vice Chairman of the            June 10, 1999
-----------------------------    Board of Directors
Franklin R. Eichler

/s/ William E. Eby               Director                        June 10, 1999
-----------------------------
William E. Eby

/s/ E. Ralph Garber              Director                        June 10, 1999
-----------------------------
E. Ralph Garber

/s/ Daniel C. Gohn               Director                        June 10, 1999
-----------------------------
Daniel C. Gohn

/s/ Carl R. Hallgren             Director                        June 10, 1999
-----------------------------
Carl R. Hallgren

/s/ David G. Heisey              Director                        June 10, 1999
-----------------------------
David G. Heisey

/s/ William D. Linkous           Director                        June 10, 1999
-----------------------------
William D. Linkous

/s/ Daniel H. Raffensperger      Director                        June 10, 1999
-----------------------------
Daniel H. Raffensperger

/s/ Benjamin W. Piersol, Jr.     Director                        June 10, 1999
-----------------------------
Benjamin W. Piersol, Jr.

                                 Director                        June __, 1999
Darwin A. Nissley

                                                 INDEX TO EXHIBITS

 Exhibit                                                       Sequential Page
 Index                                                       Number in Manually
 Number                                                        Signed Original

  4.1     Articles of Incorporation of Union                          *
          National Financial Corporation, as amended.
          (Incorporated by reference to Exhibit 3(i) to Registrant's Registration Statement No.
          333-27837 on Form S-8 filed with the Commission on May 27, 1997.)

  4.2     Bylaws of Union National Financial Corporation,             *
          as amended.(Incorporated by reference to Exhibit
          3(ii) to Registrant's Registration  Statement
          No.  333-27837 on Form S-8 filed with the
          Commission  on May  27,  1997  and to  Exhibit
          3(ii)  to Registrant's  Annual  Report on Form
          10-K for the year ended December  31,  1998
          filed  with the  Commission  on March 29, 1999.)

  4.3     Union National Financial Corporation 1999 Independent        14
          Directors Stock Option Plan.

  5       Opinion of Shumaker Williams, P.C.                           22

  23.1    Consent of Trout, Ebersole & Groff, LLP,
          Independent Auditors.                                        24

  23.2     Consent of Shumaker Williams, P.C.
           (Contained at Exhibit 5 of this Registration Statement.)

  24       Power of Attorney of Directors and Officers
           (Included on Signature Pages.)


* Incorporated by reference.